                               ARTICLES OF MERGER
                                       OF
                           ATLANTA GAS LIGHT COMPANY
                                      AND
                                 AGL MERGER CO.


     1. The Amended and Restated Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference was duly approved by the Board of Directors of Atlanta Gas Light Company, a Georgia corporation ("AGL"), and the Board of Directors of AGL Merger Co., a Georgia corporation ("Merger Sub").

     2. The name of the surviving corporation is Atlanta Gas Light Company, a Georgia corporation.

     3.  The Merger was duly approved by the shareholders of AGL and Merger Sub.

     4. Pursuant to the Agreement and Plan of Merger, the merger of AGL and Merger Sub shall be effective as of the date and time of filing hereof.

     Executed as of March 6, 1996.

                              ATLANTA GAS LIGHT COMPANY, a Georgia
                              corporation


                              By: /s/ David R. Jones
                                  --------------------------------------
                                  David R. Jones
                                  President and Chief Executive Officer

[SEAL]

ATTEST:

/s/ Melanie M. Platt
----------------------------
Melanie M. Platt
Corporate Secretary

                              AGL MERGER CO., a Georgia corporation


                              By: /s/ David R. Jones
                                  ----------------------------------
                                  David R. Jones
                                  President

[SEAL]


ATTEST:

/s/ Melanie M. Platt
----------------------------
Melanie M. Platt
Secretary

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER



                ------------------------------------------------
                                  By and Among

                   AGL Resources Inc., a Georgia corporation
                Atlanta Gas Light Company, a Georgia corporation
                                      and
                     AGL Merger Co., a Georgia corporation

                ------------------------------------------------




                            Dated February 29, 1996

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of February 29, 1996, amends and restates the Agreement and Plan of Merger, dated January 19, 1996, by and among Atlanta Gas Light Company, a Georgia corporation ("AGL"), AGL Resources Inc., a Georgia corporation ("Holdings"), and AGL Merger Co., a Georgia corporation ("Merger Sub") (collectively, the "Parties").

                                  WITNESSETH:

     WHEREAS, AGL has an authorized capitalization consisting of 100,000,000 shares of Common Stock, $5 par value (the "AGL Common Stock"), of which 55,176,476 shares were issued and outstanding as of February 27, 1996, and 11,480,000 shares of Preferred Stock, of which 2,352,801 shares (consisting of shares of 7 separate series) were issued and outstanding as of February 27, 1996 (the "AGL Preferred Stock"); and

     WHEREAS, Merger Sub has an authorized capitalization consisting of 1,000 shares of Common Stock, $.01 par value (the "Merger Sub Common Stock"), of which 1 share has been issued and is outstanding and owned beneficially and of record by Holdings; and

     WHEREAS, Holdings has an authorized capitalization consisting of 750,000,000 shares of Common Stock, $5 par value (the "Holdings Common Stock"), of which 1 share has been issued and is outstanding and owned beneficially and of record by AGL; 10,000,000 shares of Class A Junior Participating Preferred Stock (the "Class A Preferred Stock"), without par value; and 10,000,000 shares of Preferred Stock, with or without par value (the "Holdings Preferred Stock"); and

     WHEREAS, the Boards of Directors of the respective Parties hereto deem it advisable to merge Merger Sub with and into AGL (the "Merger") in accordance with the Georgia Business Corporation Code and this Agreement whereby the shares of AGL Common Stock will be converted into shares of Holdings Common Stock; and

     WHEREAS, the Boards of Directors of the respective Parties deem it advisable and in the best interest of the respective Parties to amend and restate the Agreement to clarify the mechanics of the merger with respect to certain Common Stock plans of AGL pursuant to Article IX of the Agreement;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree that Merger Sub shall be merged with and into AGL which shall be the corporation surviving such merger and that the terms and conditions of such merger, the mode of carrying it into effect, and the manner of converting and exchanging shares shall be as follows:

                                   ARTICLE I

                                   THE MERGER

     (a) Subject to and in accordance with the provisions of this Agreement, Articles of Merger as set forth in Exhibit I hereto (the "Articles") shall be executed and acknowledged by each of AGL and Merger Sub and thereafter delivered to the Secretary of State of the State of Georgia for filing, as provided in
Section 14-2-1105 of the Georgia Business Corporation Code, upon which filing with the Secretary of State and its issuance of a Certificate of Merger, the Merger shall become effective (the "Effective Time"). At the Effective Time, the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into AGL (Merger Sub and AGL being sometimes referred to herein as the "Constituent Corporations" and AGL, the corporation designated in the Articles as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation").

     (b) Prior to and after the Effective Time, Holdings, AGL and Merger Sub, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger. In this connection, Holdings shall issue shares of Holdings Common Stock which the holders of AGL Common Stock shall be entitled to receive as provided in Article II hereof. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with all rights, privileges, approvals, immunities and franchises and all property, real, personal and mixed, of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.


                                   ARTICLE II

                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

     At the Effective Time:

     (a) Each share of AGL Common Stock issued immediately prior to the Effective Time shall thereupon, and without surrender of stock certificates or any other action on the part of the holder thereof, be changed and converted into one share of Holdings Common Stock, which shall thereupon be issued, fully paid and nonassessable; such shares of AGL Common Stock to be converted shall be deemed to include any shares then held in its treasury, and such converted treasury shares shall, immediately following the Effective Time, be deemed to be held in Holdings' treasury;

     (b) The shares of AGL Preferred Stock issued and outstanding immediately prior to the Effective Time shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the particular series of AGL Preferred Stock of the Surviving Corporation; and

     (c) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                                   ARTICLE III

                                 STOCK OPTIONS

     At the Effective Time, each outstanding option to purchase shares of AGL Common Stock will be assumed by Holdings. Each such option will be exercisable in accordance with its existing terms for the same number of shares of Holdings Common Stock as the number of shares of AGL Common Stock subject to such option.


                                   ARTICLE IV

                              CHARTER AND BY-LAWS

     From and after the Effective Time, and until thereafter amended as provided by the AGL Charter, as amended (the "Charter"), and by law, the AGL Charter as in effect immediately prior to the Effective Time shall be and continue to be the Charter of the Surviving Corporation. From and after the Effective Time, and until thereafter amended as provided by the Charter and the By-Laws of AGL, as amended, and by law, the By-Laws of AGL as in effect immediately prior to the Effective Time shall be and continue to be the By-Laws of the Surviving Corporation.


                                   ARTICLE V

                             DIRECTORS AND OFFICERS

     The persons who are Directors and officers of AGL immediately prior to the Effective Time shall continue as Directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the By-Laws of the Surviving Corporation. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the By-Laws of the Surviving Corporation.

                                   ARTICLE VI

                               STOCK CERTIFICATES

     Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of AGL Common Stock may, but shall not be required to, surrender the same to Holdings for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of shares of Holdings Common Stock as the shares of AGL Common Stock previously represented by the stock certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the Effective Time, represented AGL Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holdings Common Stock as though such surrender or transfer and exchange had taken place. The stock transfer books for the AGL Common Stock shall be deemed to be closed at the Effective Time and no transfer of outstanding shares of AGL Common Stock outstanding prior to the Effective Time shall thereafter be made on such books. Following the Effective Time, the holders of certificates representing AGL Common Stock outstanding immediately before the Effective Time shall cease to have any rights with respect to the stock of the Surviving Corporation and their sole rights shall be with respect to the Holdings Common Stock to which their shares of AGL Common Stock shall have been converted in the Merger.


                                   ARTICLE VII

                            CONDITIONS OF THE MERGER

     Consummation of the Merger is subject to the satisfaction of the following conditions:

     (a) The Merger shall have received the approval of the holders of capital stock of each of the Constituent Corporations as required by their Charter or Articles of Incorporation and the Georgia Business Corporation Code.

     (b) There shall have been obtained an opinion or opinions of counsel satisfactory to the Board of Directors of AGL with respect to the tax consequences of the Merger and other transactions incident thereto.

     (c) There shall have been obtained all of the regulatory approvals and exemptions necessary, appropriate or desirable to be obtained prior to effectuating the Merger and the Restructuring (as defined), as such approvals and exemptions are described in the Proxy Statement related to AGL's 1996 Annual Meeting of Shareholders.

     (d) The Holdings Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

     (e) The Articles shall have been filed with the Secretary of State of the State of Georgia.


                                 ARTICLE VIII

                                  TERMINATION

     At any time prior to the filing of the Articles with the Secretary of State of the State of Georgia, the Merger may be terminated by the Board of Directors of any corporation a party hereto notwithstanding approval of the Merger by the stockholders of all or any of the corporations parties hereto.

                                  ARTICLE IX

                                AGL STOCK PLANS

     The obligations of AGL under the following AGL plans: (i) the Retirement Savings Plus Plan, (ii) the Leveraged Employee Stock Ownership Plan, (iii) the Long-Term Stock Incentive Plan of 1990, (iv) the Nonqualified Savings Plan and
(v) the Dividend Reinvestment and Stock Purchase Plan shall continue as obligations of AGL after the Effective Time, provided, however, that after the Effective Time AGL shall issue Holdings Common Stock under the terms of such plans in lieu of AGL Common Stock whenever stock is required in connection with such plans.

     Holdings shall take all required corporate action to assume the obligations of AGL under the 1996 Non-Employee Directors Equity Compensation Plan.


                                   ARTICLE X

                  CANCELLATION OF AGL'S HOLDINGS COMMON STOCK

     Immediately after the Effective Time, each share of Holdings Common Stock held by AGL immediately prior to the Effective Time shall be cancelled.


                                   ARTICLE XI

                                 MISCELLANEOUS

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, AGL, Merger Sub and Holdings, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused this Amended and Restated Agreement and Plan of Merger to be executed by its Chairman of the Board, President and Chief Executive Officer or one of its Vice Presidents and its corporate seal to be affixed hereto and attested by its Secretary.

                                   ATLANTA GAS LIGHT COMPANY,
                                   a Georgia corporation



                                   /s/ J. Michael Riley
                                   --------------------------------------
[SEAL]                             By:  J. Michael Riley
                                   Vice President, Finance and Accounting


ATTEST:



/s/ Melanie M. Platt
---------------------------------
Melanie M. Platt
Corporate Secretary


                                   AGL RESOURCES INC.,
                                   a Georgia corporation



                                   /s/ David R. Jones
                                   -------------------------------------
[SEAL]                             By:   David R. Jones
                                   President and Chief Executive Officer


ATTEST:



/s/ Melanie M. Platt
---------------------------------
Melanie M. Platt
Corporate Secretary

                                   AGL MERGER CO.,
                                    a Georgia corporation



                                   /s/ David R. Jones
                                   ----------------------------------------
[SEAL]                             By:   David R. Jones
                                         President


ATTEST:



/s/ Melanie M. Platt
-----------------------------------
Melanie M. Platt
Secretary